U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2008

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated With Exit or Disposal Activities

As part of its continuing efforts to decrease its cost structure and improve manufacturing efficiencies, on October 28, 2008, management of Greatbatch, Inc. (the “Company”) approved a plan for the closure of its Teterboro New Jersey, Blaine Minnesota and Exton Pennsylvania facilities. The operations at these facilities will be moved to existing facilities of the Company with excess capacity.  On October 31, 2008, the Company issued a press release to announce its consolidation plans. A copy of the press release is attached as Exhibit 99.1.

The total cost for these facility consolidations is estimated to be between $5.7 million and $7.0 million. The major categories of costs include the following:

a.  Severance and retention - $2.1 million to $2.5 million;
b.  Production inefficiencies and revalidation - $0.3 million to $0.5 million;
c.  Accelerated depreciation and asset write-offs - $1.5 million to $1.7 million;
d.  Personnel - $1.2 million to $1.4 million; and
e.  Other - $0.6 million to $0.9 million.

All categories of costs are considered to be cash expenditures, except accelerated depreciation and asset write-offs.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

 99.1 Press Release dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREATBATCH, INC.

Dated:	October 31, 2008	By:	/s/ Thomas J. Mazza
Thomas J. Mazza
Senior Vice President and
Chief Financial Officer

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Greatbatch, Inc. dated October 31, 2008.